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Exhibit 99.n

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 20, 2003, relating to the statement of assets and liabilities of Franklin Templeton Limited Duration Income Trust as of August 19, 2003, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
October 31, 2003

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  Exhibit 99.n
CONSENT OF INDEPENDENT AUDITORS